Exhibit 99.1

Cerner Reports Fourth Quarter and Full Year 2016 Results

KANSAS CITY, Mo. - February 9, 2017 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2016 fourth quarter and full year that ended December 31, 2016.

Bookings in the fourth quarter of 2016 were $1.44 billion, an increase of 7 percent compared to $1.35 billion in the fourth quarter of 2015 and within the Company’s guidance range. Full-year 2016 bookings were a record $5.45 billion, up slightly compared to 2015 bookings of $5.43 billion.

Fourth quarter revenue was $1.26 billion, an increase of 7 percent compared to $1.18 billion in the year-ago period and within the Company’s guidance range. Full-year 2016 revenue was $4.80 billion, up 8 percent compared to 2015 revenue of $4.43 billion.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, fourth quarter 2016 net earnings were $149.7 million and diluted earnings per share were $0.44. Fourth quarter 2015 GAAP net earnings were $166.1 million and diluted earnings per share were $0.48. For the full year, 2016 GAAP net earnings were $636.5 million and diluted earnings per share were $1.85. Full year 2015 GAAP net earnings were $539.4 million and diluted earnings per share were $1.54.

Adjusted Net Earnings for fourth quarter 2016 were $206.2 million, compared to $212.3 million of Adjusted Net Earnings in the fourth quarter of 2015. Adjusted Diluted Earnings Per Share were $0.61 in the fourth quarter of 2016, which is flat to the year-ago quarter and within the Company’s guidance range. Analysts’ consensus estimate for fourth quarter 2016 Adjusted Diluted Earnings Per Share was $0.61. For the full year 2016, Adjusted Net Earnings were $790.4 million and Adjusted Diluted Earnings Per Share were $2.30, compared to full year 2015 Adjusted Net Earnings of $741.1 million and Adjusted Diluted Earnings Per Share of $2.11.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results,” where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other 2016 Fourth Quarter and Full-Year Highlights:

▪	Fourth quarter operating cash flow of $333.2 million and full-year of $1.156 billion.

▪
Fourth quarter Free Cash Flow of $136.8 million. For the full year, Free Cash Flow was $402.5 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results."

▪	Fourth quarter days sales outstanding of 69 days, down from 80 days in the year-ago period.

▪	Total backlog of $15.927 billion, up 12 percent over the year-ago quarter.

"I am pleased with our results in the fourth quarter, with all of our key metrics in our expected ranges," said Zane Burke, Cerner President. "Our results included particular strength in new client wins, and we enter 2017 with a strong competitive position, a significant pipeline, and a solid growth outlook."

Future Period Guidance

Cerner currently expects:

▪	First quarter 2017 revenue between $1.200 billion and $1.275 billion.

▪	Full year 2017 revenue between $5.100 billion and $5.300 billion.

▪	First quarter 2017 Adjusted Diluted Earnings Per Share between $0.57 and $0.59.

▪	Full year 2017 Adjusted Diluted Earnings Per Share between $2.44 and $2.56.

▪	First quarter 2017 new business bookings between $1.125 billion and $1.275 billion.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on February 9. On the call, Cerner will discuss its fourth quarter and full-year 2016 results, and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, February 9 through 11:59 p.m. CT, February 12. The dial-in number for the re-broadcast is (855) 859-2056; the passcode is 49370203.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner's health information technologies connect people, information and systems at more than 25,000 facilities worldwide. Recognized for innovation, Cerner® solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients’ clinical, financial and operational needs. Cerner’s mission is to contribute to the systemic improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, visit cerner.com, read our blog at blogs.cerner.com, connect with us on Twitter at twitter.com/cerner and on Facebook at facebook.com/cerner. Our website, blog, Twitter account and Facebook page contain a significant amount of information about Cerner, including financial and other information for investors.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expects”, “guidance”, “position”, “outlook”, “should” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of significant costs and reputational harm related to product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; potential claims or other risks associated with relying on open source software in our proprietary software, solutions or services; material adverse resolution of legal proceedings; risks associated with our global operations; risks associated with fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the uncertainty surrounding the impact of the United Kingdom’s vote to leave the European Union (Brexit) on our global business; risks associated with our recruitment and retention of key personnel; risks related to our dependence on strategic partners and third party suppliers; difficulties and operational and financial risks associated with successfully completing the integration of the Cerner Health Services (formerly Siemens Health Services) business into our business or the failure to realize the synergies and other benefits expected from the acquisition; risks inherent with business acquisitions and combinations and the integration thereof; the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic or market conditions; managing growth in the new markets in which we offer solutions, health care devices or services; risks inherent in contracting with government clients; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; government regulation; significant competition and our ability to quickly respond to market changes and changing technologies and to bring competitive new solutions, devices, features and services to market in a timely fashion; long sales cycles for our solutions and services; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; and our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended December 31, 2016 and January 2, 2016
(unaudited)

(In thousands, except per share data)	Three Months Ended		Years Ended
	2016	2015	2016	2015

Revenues
System sales	$352,252	$382,128	$1,265,962	$1,281,890
Support, maintenance and services	880,492	775,500	3,441,966	3,070,575
Reimbursed travel	25,075	17,666	88,545	72,802
Total revenues	1,257,819	1,175,294	4,796,473	4,425,267

Margin
System sales	236,522	261,554	853,896	851,555
Support, maintenance and services	806,300	714,524	3,163,461	2,822,931
Total margin	1,042,822	976,078	4,017,357	3,674,486

Operating expenses
Sales and client service	537,163	489,102	2,071,926	1,838,600
Software development	145,967	141,263	551,418	539,799
General and administrative	125,222	94,363	392,454	423,424
Amortization of acquisition-related intangibles	22,442	24,216	90,546	91,527
Total operating expenses	830,794	748,944	3,106,344	2,893,350

Operating earnings	212,028	227,134	911,013	781,136

Other income, net	3,687	798	7,421	244

Earnings before income taxes	215,715	227,932	918,434	781,380
Income taxes	(66,024)	(61,824)	(281,950)	(242,018)
Net earnings	$149,691	$166,108	$636,484	$539,362

Basic earnings per share	$0.45	$0.49	$1.88	$1.57

Basic weighted average shares outstanding	334,931	340,852	337,740	343,178

Diluted earnings per share	$0.44	$0.48	$1.85	$1.54

Diluted weighted average shares outstanding	339,890	347,892	343,653	350,908

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and twelve months ended December 31, 2016 and January 2, 2016
(unaudited)

ADJUSTED OPERATING EARNINGS

(In thousands)	Three Months Ended		Years Ended
	2016	2015	2016	2015

Operating earnings (GAAP)	$212,028	$227,134	$911,013	$781,136

Share-based compensation expense	19,459	17,845	80,591	74,926
Health Services acquisition-related amortization	20,597	21,114	80,647	79,029
Acquisition-related deferred revenue adjustment	4,662	17,800	20,470	48,100
Other acquisition-related adjustments	665	5,470	4,338	45,804
Voluntary separation plan expense	36,080	1,182	36,080	46,495

Adjusted Operating Earnings (non-GAAP)	$293,491	$290,545	$1,133,139	$1,075,490

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Years Ended
	2016	2015	2016	2015

Net earnings (GAAP)	$149,691	$166,108	$636,484	$539,362

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	19,459	17,845	80,591	74,926
Health Services acquisition-related amortization	20,597	21,114	80,647	79,029
Acquisition-related deferred revenue adjustment	4,662	17,800	20,470	48,100
Other acquisition-related adjustments	665	5,470	4,338	45,804
Voluntary separation plan expense	36,080	1,182	36,080	46,495

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(24,933)	(17,199)	(68,166)	(92,646)

Adjusted Net Earnings (non-GAAP)	$206,221	$212,320	$790,444	$741,070

Diluted weighted average shares outstanding	339,890	347,892	343,653	350,908

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.61	$0.61	$2.30	$2.11

FREE CASH FLOW

(In thousands)	Three Months Ended		Years Ended
	2016	2015	2016	2015

Cash flows from operating activities (GAAP)	$333,238	$353,095	$1,155,612	$947,526
Capital purchases	(131,566)	(106,757)	(459,427)	(362,132)
Capitalized software development costs	(64,893)	(59,948)	(293,696)	(264,656)
Free Cash Flow (non-GAAP)	$136,779	$186,390	$402,489	$320,738

Cash flows from investing activities (GAAP)	$(94,179)	$(58,386)	$(789,774)	$(1,405,943)

Cash flows from financing activities (GAAP)	$(492,191)	$(152,053)	$(586,652)	$236,249

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) other acquisition-related adjustments, and (v) voluntary separation plan expense.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) other acquisition-related adjustments, (v) voluntary separation plan expense, and (vi) the income tax effect of the aforementioned items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations of Adjusted Operating Earnings and Adjusted Net Earnings are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Years Ended
	2016	2015	2016	2015

Sales and client service	$9,944	$8,316	$40,879	$36,150
Software development	4,188	3,752	16,815	16,254
General and administrative	5,327	5,777	22,897	22,522
Total share-based compensation expense	$19,459	$17,845	$80,591	$74,926

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Acquisition-related deferred revenue adjustment - Consists of acquisition-related deferred revenue adjustments in connection with our acquisition of the Health Services business in February 2015. Accounting guidance requires that deferred revenue acquired in a business combination be written-down to an estimate of fulfillment cost, plus a normal profit margin, as a part of the allocation of purchase price to assets acquired and liabilities assumed. We add back the amount of the write-down applicable to the period as we believe such amount directly correlates to the underlying performance of our business operations.

Other acquisition-related adjustments - Consists of acquisition, employee separation, and other costs associated with our acquisition of the Health Services business in February 2015. We exclude other acquisition-related adjustments as they are non-recurring charges, and we believe the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Voluntary separation plan expense - Consists of expense associated with our voluntary separation plans available to certain associates for specific time periods in 2016 and 2015. We exclude voluntary separation plan expense as we believe the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings.

Cerner's future period guidance in this release includes adjustments for items not indicative of our core operations, which may include without limitation share-based compensation expense and acquisition-related expenses, such as integration expenses, and may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as described above. The exact amount of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2016 (unaudited) and January 2, 2016

(In thousands)	2016	2015

Assets
Current assets:
Cash and cash equivalents	$170,861	$402,122
Short-term investments	185,588	111,059
Receivables, net	944,943	1,034,084
Inventory	14,740	15,788
Prepaid expenses and other	303,229	264,780
Total current assets	1,619,361	1,827,833

Property and equipment, net	1,552,524	1,309,214
Software development costs, net	719,209	562,559
Goodwill	844,200	799,182
Intangible assets, net	566,047	688,058
Long-term investments	109,374	173,073
Other assets	219,248	202,065
Total assets	$5,629,963	$5,561,984

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$238,134	$215,510
Current installments of long-term debt and capital lease obligations	26,197	41,797
Deferred revenue	311,839	278,443
Accrued payroll and tax withholdings	211,554	184,225
Other accrued expenses	57,677	57,891
Total current liabilities	845,401	777,866

Long-term debt and capital lease obligations	537,552	563,353
Deferred income taxes and other liabilities	306,263	324,516
Deferred revenue	12,800	25,865
Total liabilities	1,702,016	1,691,600

Shareholders' Equity:
Common stock	3,537	3,503
Additional paid-in capital	1,230,913	1,075,782
Retained earnings	4,094,327	3,457,843
Treasury stock	(1,290,665)	(590,390)
Accumulated other comprehensive loss, net	(110,165)	(76,354)
Total shareholders' equity	3,927,947	3,870,384
Total liabilities and shareholders' equity	$5,629,963	$5,561,984